Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT,
dated as of September 26, 2024
among
THE AZEK GROUP LLC,
as the Borrower,

each other Subsidiary of Holdings
identified herein
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

TABLE OF CONTENTS
    i

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Schedules
Schedule I        Subsidiary Loan Parties
Schedule II        Pledged Stock; Debt Securities
Schedule III        Intellectual Property
Schedule IV        Filing Jurisdictions
Schedule V        Commercial Tort Claims
Schedule VI        Jurisdictions of Organization, Locations of Chief Executive Offices

Exhibits
Exhibit I        Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II        Form of Perfection Certificate
Exhibit III        Form of Trademark Security Agreement
Exhibit IV        Form of Patent Security Agreement
Exhibit V        Form of Copyright Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of September 26, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among THE AZEK GROUP LLC, a Delaware limited liability company (the “Borrower”), THE AZEK COMPANY, INC., a Delaware corporation (“Holdings”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”) for the Secured Parties (as defined below).
Reference is made to the Credit Agreement dated as of September 26, 2024 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders party thereto from time to time, Wells Fargo, as Administrative Agent, and the other parties thereto.
The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Loan Parties will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.
(b)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.
“Collateral” shall mean the collective reference to Article 9 Collateral and Pledged Collateral.
“Control Agreement” shall mean a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Administrative Agent with “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Administrative Agent.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).
“Copyrights” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Copyright License or otherwise): (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
“Excluded Assets” shall have the meaning assigned to such term in Section 4.01.
“Excluded Equity Interests” shall have the meaning assigned to such term in Section 3.01.
“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.03.
“Guarantors” shall mean Holdings, the Borrower and the Subsidiary Loan Parties.
“Intellectual Property” shall mean all intellectual property of every kind and nature which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how, together with (a) all claims for, and rights to sue for, past or future infringements, misappropriations, dilutions or other violations of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, misappropriation, dilution or other violations there thereof, and (c) all other rights, priorities and privileges arising thereunder or pertaining thereto.
“Intellectual Property Security Agreement” shall mean a Trademark Security Agreement substantially in the form of Exhibit III attached hereto, a Patent Security Agreement substantially in the form of Exhibit IV attached hereto or a Copyright Security Agreement substantially in the form of Exhibit IV attached hereto.
“IP Agreements” shall mean all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, relating to the license of any material Intellectual

Property to which a Pledgor, now or hereafter, is a party, excluding, in each case, licenses of commercial business software and non-exclusive licenses of Intellectual Property incidental to the sale or purchase of products or services in the ordinary course of business, and including the agreements set forth on Schedule III hereto.
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use, sell, offer for sale or import any invention or design covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).
“Patents” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Patent License or otherwise): (a) all letters patent of the United States, including those listed on Schedule III, and all applications for letters patent of the United States, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions or designs claimed therein, including the right to make, use, import and/or sell the inventions or designs claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.
“Pledged Securities” shall mean any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.
“Pledgor” shall mean Holdings, the Borrower and each Subsidiary Loan Party.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Secured Parties” shall mean (a) the Lenders, (b) the Agents, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.
“Subsidiary Loan Party” shall mean each Subsidiary identified on Schedule I and each other Person that becomes a party hereto in accordance with Section 7.16.
“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).
“Trademarks” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Trademark License or otherwise): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements or dilutions of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement or dilution thereof.
ARTICLE II

GUARANTEE
Section 2.01.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent for the ratable benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance in full of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Loan Party or any other person.

Section 2.03.    No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance in full). Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:
(i)    the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;
(ii)    any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
(iii)    the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party for the Obligations;
(iv)    any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(v)    any illegality, lack of validity or enforceability of any Obligation;
(vi)    any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy or reorganization of any Loan Party;
(vii)    the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other person, whether in connection herewith, the other Loan Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(viii)    any action permitted or authorized hereunder; or
(ix)    any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the Obligations).
Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release, substitute or add any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, after the payment in full in cash of immediately available funds of all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted). The Administrative Agent and the other Secured Parties may exercise any right or remedy available to them against any other Loan Party pursuant to this Agreement or the other Loan Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all Obligations have been terminated and paid in full (other than contingent indemnity or expense reimbursement obligations that are not yet due and payable and for which no claim has been made). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.
Section 2.04.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, if, at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.
Section 2.05.    Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, subject to Section 2.07, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or other advances made to or reimbursement obligations owed by another

Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the discharge of Obligations. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
Section 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07.    Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Collateral Agent and each other Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.
Section 2.08.    Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of and without deduction for, any Indemnified Taxes or Other Taxes provided that if a Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Administrative Agent or any Secured Party, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. The provisions of Section 2.15 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.
Section 2.09.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.09, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.09 shall remain in full force and effect until all of the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement. Each Qualified ECP Guarantor intends that this Section 2.09 constitute, and this Section 2.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III

PLEDGE OF SECURITIES
Section 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:
(a)    (x) the Equity Interests directly owned by it (including those Equity Interests listed on Schedule II) and (y) any other Equity Interests obtained in the future by such Pledgor and, in each case, the certificates representing all such Equity Interests (the foregoing clauses (x) and (y), collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include:
(i)    (1) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary that is (x) a CFC directly owned by any Pledgor or (y) any FSHCO directly owned by a Pledgor or (2) any of the issued and outstanding Equity Interests of (x) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (y) any FSHCO that is not a “first tier” Subsidiary of a Loan Party,
(ii)    to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, nominee shares or similar shares, which are required by Law to be held by persons other than the Pledgors, such qualifying shares, nominee shares or similar shares held by persons other than Pledgors,
(iii)    any Equity Interests of any person (other than a Wholly-Owned Subsidiary that is directly owned by a Pledgor) to the extent restricted or not permitted by the terms of such person’s organizational documents or other agreements with holders of such Equity Interests (so long as such prohibition did not arise in anticipation of the Credit Agreement and other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,
(iv)    any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable Law, including any requirement to obtain consent of any Governmental Authority (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,
(v)    any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder would result in (1) material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) or (2) material adverse regulatory consequences, in each case as reasonably determined by the Borrower in good faith and in consultation with the Administrative Agent,
(vi)    any margin stock,
(vii)    any Equity Interests that the Borrower and the Administrative Agent shall have agreed in writing to treat as Excluded Equity Interests for purposes hereof on account of the cost, difficulty, burden or consequences of pledging such Equity Interests hereunder being excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby,
(viii)    any Equity Interests in Captive Insurance Subsidiaries, special purpose securitization vehicles or securitization subsidiaries (or similar) and not-for-profit subsidiaries, in each case, identified in writing at any time by the Borrower to the Administrative Agent and

(ix)    any Equity Interests in Unrestricted Subsidiaries or Immaterial Subsidiaries (any Equity Interests excluded pursuant to clauses (i) through (viii) above, along with this clause (ix), the “Excluded Equity Interests”),
(b)    (x) the promissory notes and any instruments evidencing Indebtedness owned by it as of the Closing Date (including those listed opposite the name of such Pledgor on Schedule II) and (y) any promissory notes and instruments and any Indebtedness in the future issued to such Pledgor having, an aggregate principal amount in excess of $10.0 million (the foregoing clauses (x) and (y) collectively, the “Pledged Debt Securities”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt Securities (except to the extent otherwise excluded from the Collateral pursuant to this Agreement), but excluding (1) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or (2) to the extent the pledge of such promissory note or instrument would violate applicable law (after giving effect to the relevant anti-assignment provisions of the Uniform Commercial Code),
(c)    subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above,
(d)    subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and
(e)    all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the last paragraph of Article IV of the Credit Agreement and the Collateral and Guarantee Requirement.
Section 3.02.    Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.
(b)    Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $10.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and the other Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Administrative Agent, to immediately demand payment thereunder upon a Specified Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.
(c)    Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
Section 3.03.    Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock, in each case as of the Closing Date and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged in order to satisfy the Collateral and Guarantee Requirement on the Closing Date. Any Pledgor may certificate any interest in a limited liability company or a limited partnership that was previously uncertificated; provided that the certificate is promptly delivered to the Administrative Agent. Any Pledgor may amend the organizational documents of any limited liability company or limited partnership so that such limited liability company’s or limited partnership’s interests are no longer represented by a certificate; provided that upon such action, the Administrative Agent will not cease to have a perfected security interest in such interests;
(b)    the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
(c)    except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
(d)    other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(e)    each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, any FSHCO or any Foreign Subsidiary) are delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate UCC filing office, the Administrative Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC or the corresponding code or statute of any other applicable jurisdiction, subject only to Permitted Liens, as security for the payment and performance of the Obligations; and

(h)    [reserved]
(i)    the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered reasonable prior written notice to the Administrative Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Administrative Agent to maintain the security interest of the Administrative Agent therein as a legal, valid and perfected first priority security interest.
Section 3.04.    Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.
Section 3.05.    Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder:
(i)    Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely impair a material portion of the Pledged Collateral or would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(ii)    The Administrative Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral.
(b)    Upon the occurrence and during the continuance of an Event of Default and after written notice by the Administrative Agent to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Administrative Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived, the Administrative Agent shall, if not previously applied to the Obligations, promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c)    Upon the occurrence and during the continuance of an Event of Default and after the Administrative Agent shall have given written notice to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY
Section 4.01.    Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Money, whether held in a Deposit Account or in the possession of the Administrative Agent;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles;
(vii)    all Instruments;
(viii)    all Inventory;
(ix)    all Investment Property;

(x)    all Letter of Credit Rights;
(xi)    all Intellectual Property;
(xii)    all Commercial Tort Claims described on Schedule V hereto, as updated from time to time;
(xiii)    all cash held in any Securities Account;
(xiv)    all books and Records pertaining to the Article 9 Collateral; and
(xv)    all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle or any other property covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Excluded Equity Interests, (c) any Letter of Credit Rights, except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements, and to the extent such Pledgor is not required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Pledgor’s right, title or interest in any lease, license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than such Pledgor), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity), (e) assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority), (f)(i) payroll and other employee wage and benefit accounts, (ii) tax accounts, including sales tax accounts, (iii) escrow accounts and (iv) fiduciary or other trust accounts, and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in such account, (g) any Commercial Tort Claim with a value not in excess of $5.0 million, as determined in good faith by the Borrower, (h) any governmental licenses or State or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition or restriction, (i) assets if the granting of a security interest therein would result in (i) material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or (ii) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Administrative Agent (which consent will not to be unreasonably withheld, delayed or conditioned), (j) those assets as to which the

Administrative Agent and the Borrower reasonably agree in writing that any of the cost, difficulty, burden or consequences of obtaining such a security interest are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (k) any United States “intent to use” Trademark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing and acceptance of a “statement of use” or “amendment to allege use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Pledgor’s right, title or interest therein or any Trademark registration that issues as a result of such application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, (l) any assets and proceeds thereof subject to a Finance Lease Obligations or a purchase money Lien permitted by Section 6.02(i) of the Credit Agreement to the extent the documents providing for such Finance Lease Obligation or purchase money Lien do not permit such assets and proceeds thereof to the pledged to the Administrative Agent, (m) any assets acquired after the date hereof subject to a Lien permitted by Section 6.02(ff) of the Credit Agreement that existed on such assets at the time of the acquisition thereof and was not incurred in contemplation of such acquisition so long as the documents providing for such Lien do not permit such assets to be pledged to the Administrative Agent and (n) any fee owned Real Property, any leasehold rights and interests in Real Property and any fixtures affixed to any Real Property to the extent a security interest in such fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization (or other location of a grantor under Section 9-307 of the UCC) of the applicable Grantor (the assets described in clauses (a) through (n) above, collectively, the “Excluded Assets”); provided that such exclusions shall not apply to the proceeds of any of the foregoing property.
(b)    Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect. Each Pledgor agrees to provide such information to the Administrative Agent promptly upon request. As of the Closing Date, the filing jurisdictions for filing of each applicable Uniform Commercial Code financing statement is as set forth on Schedule IV.
The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Pledgor, and naming any Pledgor or the Pledgors as debtors and the Administrative Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.
(c)    The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
(d)    Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, (i) no perfection steps shall be required by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Pledgor, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office of the short forms of Intellectual Property Security Agreement, (C) delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $10.0 million; provided that such delivery shall not be required with respect to (1) instruments, notes and debt securities that are promptly deposited into an investment or securities account, (2) checks received in the ordinary course of business and (3) notes and debt securities issued in connection with the extension of trade credit by a grantor of a security interest, (D) delivery of Collateral consisting of certificated Equity Interests included in the Collateral and (E) other actions expressly required by this Agreement or the Credit Agreement; (ii) Control Agreements or similar arrangements shall not be required with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or, except as described in the preceding clause (i), other Collateral that requires perfection by “control”; and (iii) the Pledgors shall not be required to take any actions outside the United States to create or perfect any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction).
Section 4.02.    Representations and Warranties. Each Pledgor represents and warrants to the Administrative Agent and the Secured Parties that as of the date hereof:
(a)    Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.
(b)    The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Administrative Agent for filing in the office specified in Schedule IV constitute all the filings, recordings and registrations (except as set forth in the following clause (c)) that are, as of the Closing Date, necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing. Each Pledgor agrees to update the schedules attached hereto in accordance with Section 5.04(f) of the Credit Agreement.
(c)    Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office.
(d)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.01(b), a perfected security interest in all Article 9 Collateral if and to the extent which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a perfected security interest in all Intellectual Property Collateral upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, as well as upon the filings described in clause (ii) above, if and to the extent which a security interest may be perfected by such recordings and filings. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than (i) Permitted Liens having priority either by operation of applicable law or (ii) Permitted Liens which are permitted to have priority pursuant to the terms of the Credit Agreement.
(e)    The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
(f)    None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on Schedule V.
(g)    [Reserved].
(h)    As to itself and its Article 9 Collateral consisting of Intellectual Property, excluding the Excluded Assets (the “Intellectual Property Collateral”):
(i)    The Intellectual Property Collateral set forth on Schedule III includes all of the Patents, Trademarks and Copyrights owned by such Pledgor as of the date hereof that are material to the operation of such Pledgor’s business. To the knowledge of such Pledgor, Pledgor owns all of the Patents, Trademarks, and Copyrights on Schedule III, free and clear of all Liens except Permitted Liens.
(ii)    The issued Patents, registered Copyrights and registered Trademarks included in the Intellectual Property Collateral are subsisting and unexpired and have not been adjudged invalid or unenforceable in whole or part, and are valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable.
(iii)    The operation of such Pledgor’s business as currently conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any third party rights in any Intellectual Property.
(iv)    To the knowledge of such Pledgor, no third party is infringing, misappropriating, diluting, misusing or otherwise violating such Pledgor’s rights in any Intellectual Property.
(v)    Such Pledgor has (A) made or performed in the ordinary course of Pledgor’s business, acts, including filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and (B) used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, except, in the case of each of (A) and (B), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(vi)    With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse

Effect: (A) such Pledgor has not received any written notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any written notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor, to the knowledge of such Pledgor, any other party to such IP Agreement is in breach or default thereof in any material respect, and to the knowledge of such Pledgor, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
(i)    On the date hereof, such Pledgor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Pledgor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule VI. Such Pledgor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
(j)    No amount payable to such Pledgor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. None of the obligors on any Receivables is a Governmental Authority. The amounts represented by such Pledgor to the Lenders from time to time as owing to such Pledgor in respect of the Receivables will at such times be accurate.
Section 4.03.    Covenants.
(a)    Each Pledgor agrees to furnish to the Administrative Agent within thirty (30) Business Days thereafter written notice of any change in (i) its corporate or organization name, (ii) its type of organization or organizational structure, (iii) its organizational identification number, where applicable, or (iv) its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties, that is prior to any other Lien on any of the Article 9 Collateral other than (i) Permitted Liens having priority either by operation of applicable law and (ii) Permitted Liens which are permitted to have priority pursuant to the terms of the Credit Agreement.
(b)    Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)    Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.
(d)    After the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.
(e)    None of the Pledgors will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.
(f)    At its option after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g)    Each Pledgor (rather than the Administrative Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.
(h)    Each Pledgor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(h), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Administrative Agent and shall be additional Obligations secured hereby.
Section 4.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the ratable benefit of the Secured Parties, the Administrative Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $10.0 million, such Pledgor shall, within thirty (30) days of such acquisition, endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b)    Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Pledgor shall, within thirty (30) days of such acquisition, endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall, within thirty (30) days of such issuance, notify the Administrative Agent of such uncertificated securities and upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such security, without further consent of any Pledgor or such nominee or (ii) cause the issuer to register the Administrative Agent as the registered owner of such security.
(c)    Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million at any time after the date hereof, such Pledgor shall, within thirty (30) days of such acquisition, notify the Administrative Agent thereof by updating Schedule V hereof, and grant to the Administrative Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.
Section 4.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.
(b)    Each Pledgor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use, or knowingly permit its licensees’ use of, such Trademark in violation of any third-party rights.
(c)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.
(d)    Each Pledgor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)    Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on an annual basis of (A) each application by itself, or through any agent, employee, licensee or designee, for any Patent or Trademark registration with the United States Patent and Trademark Office and each registration of any Copyright with the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve month period, (B) each issued Patent, registered Trademark or registered Copyright, or any application for the foregoing, otherwise acquired by such Pledgor during the preceding twelve month period, and (C) any United States intent-to-use Trademark applications for which a filed “statement of use” or an “amendment to allege use” was accepted by the United States Patent and Trademark Office during the preceding twelve month period and (ii) upon the reasonable request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright.
(f)    Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is in each case material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(g)    In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Administrative Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.
ARTICLE V

REMEDIES
Section 5.01.    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use), (b) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing rights and remedies, each Pledgor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Pledgors ten (10) Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels, in the Administrative Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Pledgor and the Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor), all as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Administrative Agent, to the extent it has the right to do so, an irrevocable (subject to the last sentence of this paragraph), nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Intellectual Property Collateral now or hereafter owned or licensed by such Pledgor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense to any Intellectual Property granted by the Administrative Agent in accordance herewith shall be binding upon each Pledgor notwithstanding any subsequent cure of an Event of Default.

With respect to the foregoing, the Administrative Agent shall provide the Borrower with seven (7) days’ written notice prior to taking the actions contemplated by this Section 5.01.
Section 5.02.    Application of Proceeds.
(a)    The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:
(i)    first, to all amounts owing to the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (x) the preservation of Collateral or its security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents;
(ii)    second, to the extent proceeds remain after the application pursuant to preceding clause (i), to all other amounts owing to the Administrative Agent pursuant to any of the Loan Documents in its capacity as such;
(iii)    third, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (ii), to an amount equal to the outstanding Obligations shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed; and
(iv)    fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the payment in full of the Obligations, to the relevant Loan Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by any applicable intercreditor agreement.
(b)    If any payment to any Secured Party pursuant to this Section 5.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.
(c)    Subject to the terms of any applicable intercreditor agreement, all payments required to be made hereunder shall be made to the Administrative Agent for the account of such Secured Parties or as the Administrative Agent may otherwise direct in accordance with the Loan Documents.
(d)    [Reserved.]

(e)    Subject to the other limitations (if any) set forth herein and in the other Loan Documents, it is understood that the Loan Parties shall remain liable (as and to the extent set forth herein) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Loan Parties.
(f)    It is understood and agreed by each Loan Party that the Administrative Agent shall have no liability for any determinations made by it in this Section 5.02 except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct.
Section 5.03.    Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION
Section 6.01.    Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
Section 6.02.    Contribution and Subrogation. Subject to Section 2.07, each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor other than Holdings (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.
Section 6.03.    Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) until such time as this Agreement has been terminated in accordance with Section 7.15(a). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.
(b)    The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash

Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) to the extent subordination is required pursuant to the provisions of Section 6.01(f) of the Credit Agreement, until such time as this Agreement has been terminated in accordance with Section 7.15(a).
ARTICLE VII

MISCELLANEOUS
Section 7.01.    Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.
Section 7.02.    Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).
Section 7.03.    Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
Section 7.04.    Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral

(and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
Section 7.05.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Pledgor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
Section 7.06.    Administrative Agent’s Fees and Expenses; Indemnification.  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and the provisions of Section 9.05 shall be incorporated by reference herein and apply to each Pledgor mutatis mutandis.
Section 7.07.    Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Administrative Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative

Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
Section 7.08.    APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 7.09.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
Section 7.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
Section 7.11.    Severability. In the event any one or more of the provisions contained in this Agreement or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.
Section 7.12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 7.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 7.14.    Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor, or its properties, in the courts of any jurisdiction.
(b)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 7.15.    Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend or otherwise extend credit under the Credit Agreement.
(b)    A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released as and to the extent set forth in Section 9.18 of the Credit Agreement.
(c)    Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Administrative Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Administrative Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.
Section 7.16.    Additional Guarantors. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE AZEK GROUP LLC, as the Borrower

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Senior Vice President, Chief Operations Officer & Chief Financial Officer

    Guarantee and Collateral Agreement

AZEK BUILDING PRODUCTS LLC (f/k/a CPG BUIDLING PRODUCTS LLC),
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

CPG SUB I CORPORATION

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Director & Vice President

SCRANTON PRODUCTS INC.,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Director & Vice President

VERSATEX HOLDINGS, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

    Guarantee and Collateral Agreement

STRUXURE OUTDOOR, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

ULTRALOX TECHNOLOGY, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

WES, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

INTEX MILLWORK SOLUTIONS, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

L.B. PLASTICS LLC,
as Guarantor

Guarantee and Collateral Agreement

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President

RETURN POLYMERS, INC.,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Director & Vice President

VERSATEX BUILDING PRODUCTS, LLC,
as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Vice President
THE AZEK COMPANY INC., as Guarantor

By:	/s/ Peter Clifford
	Name:	Peter Clifford
	Title:	Senior Vice President, Chief Operations Officer & Chief Financial Officer

Guarantee and Collateral Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Phillip A. Gantz
	Name:	Phillip A. Gantz
	Title:	Executive Director

Guarantee and Collateral Agreement